Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-285400, 333-277627 and 333-253253 on Form S-8 of our reports dated March 13, 2025 relating to the financial statements of Nokia Corporation and the effectiveness of Nokia Corporation’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Oy

Deloitte Oy
Helsinki, Finland
March 13, 2025